DEMAND PROMISSORY NOTE

July 18, 2018

The undersigned, ACQUIRED SALES CORP. (“Borrower”), a Nevada corporation, for value received, hereby acknowledges that on the respective dates listed below Borrower borrowed from GERARD M. JACOBS (“Lender”) the respective principal sums listed below:

Date ofPrincipal SumAggregate Principal

BorrowingBorrowedSum BorrowedBorrower's Initials

7-18-2018$ 4,765.70$ 4,765.70_REM

11-8-2018$ 6,000.00$ 10,765.70_REM

1-7-2019$ 5,967.50$ 16,733.20_REM

1-21-2019$ 804.00$ 17,537.20_REM

2-6-2019$ 8,000.00$ 25,537.20_REM

__________$ __________$ ______________________

__________$ __________$ ______________________

__________$ __________$ ______________________

__________$ __________$ ______________________

__________$ __________$ ______________________

Borrower promises to pay to the order of Lender, at such place as may be designated by the holder hereof to Borrower from time to time, the Aggregate Principal Sum Borrowed listed above, together with interest on each Principal Sum Borrowed listed above as hereinafter provided, immediately ON DEMAND given by Lender to Borrower at any time, without the need for any advance notice of any kind.

Each Principal Sum Borrowed shall bear interest commencing on and as of the Date of Borrowing of such Principal Sum Borrowed listed above, to and including the date such Principal Sum Borrowed is repaid in full, at a rate of fifteen percent (15%) per annum (the “Interest Rate”). Borrower shall pay all interest accrued but not yet paid on each Principal Sum Borrowed immediately ON DEMAND given by Lender to Borrower at any time, without the need for any advance notice of any kind.

This Demand Promissory Note may be voluntarily prepaid by Borrower without any penalty or premium, in whole or in part, at any time or times. Any prepayment shall be applied first against any accrued and unpaid interest and then against the Aggregate Principal Sum Borrowed.

All or any portion of the Aggregate Principal Sum Borrowed not paid by Borrower to Lender immediately ON DEMAND given by Lender to Borrower at any time, and all interest accrued on the Aggregate Principal Sum Borrowed but not paid by Borrower to Lender immediately ON DEMAND given by Lender to Borrower at any time, shall bear a default rate of interest, commencing on and as of the date of such default to and including the date the such defaulted amount is repaid in full, at a rate equal to eighteen (18%) per annum, compounded daily. Notwithstanding anything elsewhere contained herein to the contrary, the rate of interest payable hereunder shall in no event exceed the maximum lawful rate which may be charged under applicable law. Borrower represents and warrants to the holder hereof that the amounts borrowed under this Demand Promissory Note have been and will be used for business purposes.

Borrower hereby waives diligence, presentment, demand, protest and notice of every kind whatsoever. The failure of the holder hereof to exercise any of his rights hereunder in any particular instance shall not constitute a waiver of the same or of any other right in that or any subsequent instance. The holder hereof shall not, by any act of omission or commission, be deemed to waive any of her or his rights or remedies hereunder or in connection herewith unless such waiver shall be in writing and signed by the holder hereof, and then only to the extent specifically set forth therein. A waiver of one event shall not be construed as continuing or as a bar to or a waiver of such right or remedy of or on a subsequent event.

This Demand Promissory Note is made under and governed by, and shall be construed and enforced in accordance with, the laws of the State of Illinois without regard to conflict of laws principles. This Demand Promissory Note shall be binding upon the successors of Borrower.

In addition to the Aggregate Principal Sum Borrowed and interest thereon as hereinabove provided, Borrower promises to pay the holder hereof all reasonable attorneys fees, court costs and expenses paid or incurred by the holder hereof in connection with the collection of this Demand Promissory Note.

ACQUIRED SALES CORP.

By /s/ Richard E. Morrissy

Richard E. Morrissy, Director,

Pursuant to a unanimous consent of the Audit Committee, the Compensation Committee, and the full Board of Directors of Acquired Sales Corp. given on July 12 and 13, 2018 (the "Unanimous Consent"), and further

Pursuant to approval of Richard E. Morrissy, representing the Compensation Committee and the full Board of Directors of Acquired Sales Corp. as provided in the Unanimous Consent, given on July 14, 2018